Exhibit 99.1

Insulet Reports Second Quarter 2024 Revenue Increase of 23%
Year-Over-Year

Raising Full Year Revenue, Gross Margin and Operating Margin Guidance

ACTON, Mass. - August 8, 2024 - Insulet Corporation (NASDAQ: PODD) (Insulet or the Company), the global leader in tubeless insulin pump technology with its Omnipod® brand of products, today announced financial results for the three months ended June 30, 2024.

Second Quarter Financial Highlights:

•Second quarter 2024 revenue of $488.5 million, up 23.2%, or 23.4% in constant currency1, compared to $396.5 million in the prior year, exceeds the high end of the Company's guidance range of 18% in constant currency due to revenue outperformance for all product lines
◦Total Omnipod revenue of $480.4 million, an increase of 26.3%, or 26.5% in constant currency
▪U.S. Omnipod revenue of $352.3 million, an increase of 27.3%
▪International Omnipod revenue of $128.1 million, an increase of 23.5%, or 24.4% in constant currency
◦Drug Delivery revenue of $8.1 million, a decrease of $7.9 million.
•Gross margin of 67.7%, up 90 basis points, compared to gross margin of 66.8% in the prior year. Gross margin for the current period includes a charge of $13.5 million relating to certain inventory components which the Company expects will not be utilized. This charge negatively impacted gross margin by 280 basis points
•Operating income of $54.6 million, or 11.2% of revenue, up 340 basis points, compared to operating income of $31.1 million, or 7.8% of revenue, in the prior year. Operating income for the current period includes the $13.5 million charge noted above, which negatively impacted operating margin by 280 basis points
•Net income of $188.6 million, or $2.59 per diluted share, compared to net income of $27.3 million, or $0.39 per diluted share, in the prior year. Adjusted net income1 of $38.3 million, or $0.55 per diluted share, excludes $151.7 million of income resulting from the release of the majority of the Company’s valuation allowance and a $1.4 million loss associated with an investment
•Adjusted EBITDA1 of $90.8 million, or 18.6% of revenue, up 310 basis points, compared to $61.3 million, or 15.5% of revenue, in the prior year

Recent Strategic Highlights:

•U.S. commercial launches:
◦Full market release of Omnipod 5 integrated with Dexcom’s G7 sensor
◦Limited market release of the Omnipod 5 App for iPhone
•International commercial launches:
◦Full market releases of Omnipod 5 integrated with Dexcom’s G6 sensor in the Netherlands and France (also available in the U.K. and Germany)
◦Full market releases of Omnipod 5 with Abbott’s Freestyle Libre 2 Plus sensor in the U.K. and Netherlands; now offering “Sensor of Choice” in these regions
•Presented data at the American Diabetes Association (ADA) Scientific Session from the Company’s SECURE-T2D pivotal trial, the largest, longest and most racially diverse study of AID conducted in
1 See description of non-GAAP financial measures contained in this release.

people with type 2 diabetes. The data demonstrate Omnipod 5 improves clinical outcomes and quality of life in people with type 2 diabetes
•Submitted 510(k) to the FDA for Omnipod 5 type 2 diabetes label expansion2
•Began producing sellable product at the Company’s new manufacturing facility in Malaysia

“2024 is shaping up to be another year of rapid growth, fueled by strong Omnipod 5 demand and our accelerating pace of product innovation,” said Jim Hollingshead, President and Chief Executive Officer. “Omnipod 5 continues to disrupt the diabetes landscape in every market in which it is offered, and we are thrilled to have expanded the Omnipod 5 platform globally with multiple integrations and product launches. We remain the clear leader in our industry, and in light of our first half results and our confidence in delivering an even stronger second half, we have increased our full year guidance for revenue, gross margin and operating margin. We are poised for continued profitable growth, while successfully advancing our mission to simplify and improve the lives of people with diabetes.”

2024 Outlook:

Revenue Guidance (in constant currency):

•For the year ending December 31, 2024, the Company is raising its expected revenue growth to a range of 16% to 19% (previously 14% to 18%). Revenue growth ranges by product line are:
◦Total Omnipod of 18% to 21% (previously 15% to 19%)
▪U.S. Omnipod of 18% to 21% (previously 17% to 21%)
▪International Omnipod of 18% to 21% (previously 12% to 15%)
◦Drug Delivery of (50)% to (40)% (previously (60)% to (50)%)

•For the quarter ending September 30, 2024, the Company expects revenue growth of 18% to 21%. Revenue growth ranges by product line are:
◦Total Omnipod of 21% to 24%
▪U.S. Omnipod of 21% to 24%
▪International Omnipod of 21% to 24%
◦Drug Delivery of (70)% to (65)% (approximately $3 million to $4 million)

Gross Margin and Operating Margin Guidance:

For the year ending December 31, 2024, the Company now expects to be closer to the high-end of the gross margin range of 68% to 69% (previously closer to the mid-point).

For the year ending December 31, 2024, the Company is raising its expected operating margin to approximately 14.0% (previously approximately 13.5%).

Conference Call:

Insulet will host a conference call at 4:30 p.m. (Eastern Time) on August 8, 2024 to discuss the financial results and outlook. The link to the live call will be available on the Investor Relations section of the Company’s website at investors.insulet.com, “Events and Presentations,” and will be archived for future reference. The live call may also be accessed by dialing (888) 770-7129 for domestic callers or (929) 203-2109 for international callers, passcode 5904836.
2 The Omnipod 5 Automated Insulin Delivery System is not indicated for use for people with type 2 diabetes. CAUTION: Investigational device. Limited by Federal law to investigational use.

About Insulet Corporation:

Insulet Corporation (NASDAQ: PODD), headquartered in Massachusetts, is an innovative medical device company dedicated to simplifying life for people with diabetes and other conditions through its Omnipod product platform. The Omnipod Insulin Management System provides a unique alternative to traditional insulin delivery methods. With its simple, wearable design, the tubeless disposable Pod provides up to three days of non-stop insulin delivery, without the need to see or handle a needle. Insulet’s flagship innovation, the Omnipod 5 Automated Insulin Delivery System, is a tubeless automated insulin delivery system, integrated with a continuous glucose monitor to manage blood sugar with no multiple daily injections, zero fingersticks, and can be fully controlled by a compatible personal smartphone in the U.S. or by the Omnipod 5 Controller. Insulet also leverages the unique design of its Pod by tailoring its Omnipod technology platform for the delivery of non-insulin subcutaneous drugs across other therapeutic areas. For more information, please visit insulet.com and omnipod.com.

Non-GAAP Measures:

The Company uses the following non-GAAP financial measures:

•Constant currency revenue growth, which represents the change in revenue between current and prior year periods using the exchange rate in effect during the applicable prior year period. Insulet presents constant currency revenue growth because management believes it provides meaningful information regarding the Company’s results on a consistent and comparable basis. Management uses this non-GAAP financial measure, in addition to financial measures in accordance with generally accepted accounting principles in the United States (GAAP), to evaluate the Company’s operating results. It is also one of the performance metrics that determines management incentive compensation.

•Adjusted gross margin, adjusted gross margin as a percentage of revenue, adjusted operating income, adjusted operating income as a percentage of revenue, adjusted net income, and adjusted diluted earnings per share exclude the impact of certain significant transactions or events, such as legal settlements, medical device corrections, gains (losses) on investments and loss on extinguishment of debt, that affect the period-to-period comparability of the Company’s performance, as applicable.

•Adjusted EBITDA, which represents net income plus net interest expense, income tax expense, depreciation and amortization, stock-based compensation expense and other significant transactions or events, such as legal settlements, medical device corrections, gains (losses) on investments and loss on extinguishment of debt, that affect the period-to-period comparability of the Company’s performance, as applicable, and adjusted EBITDA as a percentage of revenue.

Insulet presents the above non-GAAP financial measures because management uses them as supplemental measures in assessing the Company’s performance, and the Company believes they are helpful to investors and other interested parties as measures of comparative performance from period to period. They also are commonly used measures in determining business value, and the Company uses them internally to report results.

These non-GAAP financial measures should be considered supplemental to, and not a substitute for, the Company’s reported financial results prepared in accordance with GAAP. Furthermore, the Company’s definition of these non-GAAP measures may differ from similarly titled measures used by others. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, Insulet strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety.

Forward-Looking Statement:

This press release contains forward-looking statements regarding, among other things, future operating and financial performance, product success and efficacy, the outcome of studies and trials and the approval of products by regulatory bodies. These forward-looking statements are based on management’s current beliefs, assumptions and estimates and are not intended to be a guarantee of future events or performance. If management’s underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by the forward-looking statements.

Risks and uncertainties include, but are not limited to our dependence on a principal product platform; the impact of competitive products, technological change and product innovation; our ability to maintain an effective sales force and expand our distribution network; our ability to maintain and grow our customer base; our ability to scale the business to support revenue growth; our ability to secure and retain adequate coverage or reimbursement from third-party payors; the impact of healthcare reform laws; our ability to design, develop, manufacture and commercialize future products; unfavorable results of clinical studies, including issues with third parties conducting any studies, or future publication of articles or announcement of positions by diabetes associations or other organizations that are unfavorable; our ability to protect intellectual property and other proprietary rights; potential conflicts with the intellectual property of third parties; our inability to maintain or enter into new license or other agreements with respect to continuous glucose monitors, data management systems or other rights necessary to sell our current product and/or commercialize future products; worldwide macroeconomic and geopolitical uncertainty as well as risks associated with public health crises and pandemics, including government actions and restrictive measures implemented in response, supply chain disruptions, delays in clinical trials, and other impacts to the business, our customers, suppliers, and employees; international business risks, including regulatory, commercial and logistics risks; the potential violation of anti-bribery/anti-corruption laws; the concentration of manufacturing operations and storage of inventory in a limited number of locations; supply problems or price fluctuations with sole source or third-party suppliers on which we are dependent; failure to retain key suppliers or other manufacturing issues; challenges to the future development of our non-insulin drug delivery product line; failure of our contract manufacturer or component suppliers to comply with the U.S. Food and Drug Administration’s quality system regulations; extensive government regulation applicable to medical devices as well as complex and evolving privacy and data protection laws; adverse regulatory or legal actions relating to current or future Omnipod products; potential adverse impacts resulting from a recall, discovery of serious safety issues, or product liability lawsuits relating to off-label use; breaches or failures of our product or information technology systems, including by cyberattack; loss of employees or inability to identify and recruit new employees; risks associated with potential future acquisitions or investments in new businesses; ability to generate sufficient cash to service our indebtedness or raise additional funds on acceptable terms or at all; the volatility of the trading price of our common stock; risks related to the conversion of outstanding Convertible Senior Notes; and potential limitations on our ability to use our net operating loss carryforwards.

For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item 1A - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in

Quarterly Reports on Form 10-Q we have filed or will file hereafter. Any forward-looking statement made in this release speaks only as of the date of this release. Insulet does not undertake to update any forward-looking statement, other than as required by law.

©2024 Insulet Corporation. Omnipod is a registered trademark of Insulet Corporation. All rights reserved. All other trademarks are the property of their respective owners.

Investor Relations:

Deborah R. Gordon
Vice President, Investor Relations
(978) 600-7717
dgordon@insulet.com

Media:

Angela Geryak Wiczek
Senior Director, Corporate Communications
(978) 932-0611
awiczek@insulet.com

INSULET CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in millions, except per share data)	2024	2023	2024	2023
Revenue	$488.5	$396.5	$930.2	$754.6
Cost of revenue	157.6	131.6	292.5	249.2
Gross profit	330.9	264.9	637.7	505.4
Research and development expenses	53.9	55.1	104.1	105.2
Selling, general and administrative expenses	222.4	178.7	422.1	341.4
Operating income	54.6	31.1	111.5	58.8
Interest expense, net	(1.7)	(2.4)	(3.0)	(5.3)
Other expense, net	(1.8)	(0.2)	(2.5)	(0.4)
Income before income taxes	51.1	28.5	106.0	53.1
Income tax benefit (expense)	137.5	(1.2)	134.1	(2.0)
Net income	$188.6	$27.3	$240.1	$51.1

Earnings per share:
Basic	$2.69	$0.39	$3.43	$0.73
Diluted	$2.59	$0.39	$3.32	$0.73
Weighted-average number of common shares outstanding (in thousands):
Basic	70,062	69,741	70,010	69,662
Diluted	73,802	70,142	73,771	70,119

RECONCILIATION OF DILUTED NET INCOME (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except share and per share data)	2024	2023	2024	2023
Net income	$188.6	$27.3	$240.1	$51.1
Add back interest expense, net of tax attributable to assumed conversion of convertible senior notes	2.5	—	4.9	—
Net income, diluted	$191.1	$27.3	$245.0	$51.1

INSULET CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(dollars in millions)	June 30, 2024	December 31, 2023
ASSETS
Cash and cash equivalents	$821.0	$704.2
Accounts receivable, net	348.6	359.7
Inventories	430.9	402.6
Prepaid expenses and other current assets	148.3	116.4
Total current assets	1,748.8	1,582.9
Property, plant and equipment, net	677.9	664.9
Goodwill and other intangible assets, net	150.2	150.4
Deferred tax assets	141.1	1.8
Other assets	163.6	188.2
Total assets	$2,881.6	$2,588.2
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$76.8	$19.2
Accrued expenses and other current liabilities	371.3	382.6
Current portion of long-term debt	37.9	49.4
Total current liabilities	486.0	451.2
Long-term debt, net	1,359.9	1,366.4
Other liabilities	37.3	37.9
Total liabilities	1,883.2	1,855.5
Stockholders’ equity	998.4	732.7
Total liabilities and stockholders’ equity	$2,881.6	$2,588.2

INSULET CORPORATION
NON-GAAP RECONCILIATIONS (UNAUDITED)
CONSTANT CURRENCY REVENUE GROWTH

	Three Months Ended June 30,
(dollars in millions)	2024	2023	Percent Change	Currency Impact	Constant Currency
Revenue:
U.S. Omnipod	$352.3	$276.8	27.3%	—%	27.3%
International Omnipod	128.1	103.7	23.5%	(0.9)%	24.4%
Total Omnipod	480.4	380.5	26.3%	(0.2)%	26.5%
Drug Delivery	8.1	16.0	(49.4)%	—%	(49.4)%
Total	$488.5	$396.5	23.2%	(0.2)%	23.4%

	Six Months Ended June 30,
(dollars in millions)	2024	2023	Percent Change	Currency Impact	Constant Currency
Revenue:
U.S. Omnipod	$670.0	$535.8	25.0%	—%	25.0%
International Omnipod	243.4	202.3	20.3%	0.6%	19.7%
Total Omnipod	913.4	738.1	23.8%	0.2%	23.6%
Drug Delivery	16.8	16.5	1.8%	—%	1.8%
Total	$930.2	$754.6	23.3%	0.2%	23.1%

INSULET CORPORATION
NON-GAAP RECONCILIATIONS (UNAUDITED)
ADJUSTED GROSS MARGIN, OPERATING MARGIN, NET INCOME, DILUTED EPS

	Three Months Ended June 30, 2024
(dollars in millions)	Income before Income Taxes	Net Income(3)	Net Income, Diluted	Diluted Earnings (Loss) per Share
GAAP	$51.1	$188.6	$191.1	$2.59
Unrealized loss on investments(1)	1.8	1.4	1.4	$0.02
Tax matters(2)	—	(151.7)	(151.7)	$(2.06)
Non-GAAP	$52.9	$38.3	$40.8	$0.55

	Six Months Ended June 30, 2024
(dollars in millions)	Income before Income Taxes	Net Income(3)	Net Income, Diluted	Diluted Earnings (Loss) per Share
GAAP	$106.0	$240.1	$245.0	$3.32
Unrealized loss on investments(1)	1.8	1.4	1.4	$0.02
Tax matters(2)	—	(158.3)	(158.3)	$(2.15)
Non-GAAP	$107.8	$83.2	$88.1	$1.19

	Three Months Ended June 30, 2023
(dollars in millions)	Gross Profit	Percent of Revenue	Operating Income	Percent of Revenue	Income before Income Taxes	Net Income(3)	Diluted Earnings (Loss) per Share
GAAP	$264.9	66.8%	$31.1	7.8%	$28.5	$27.3	$0.39
Voluntary MDCs(4)	(0.8)		(0.8)		(0.8)	(0.8)	$(0.01)
Non-GAAP	$264.1	66.6%	$30.3	7.6%	$27.7	$26.5	$0.38

	Six Months Ended June 30, 2023
(dollars in millions)	Gross Profit	Percent of Revenue	Operating Income	Percent of Revenue	Income before Income Taxes	Net Income(3)	Diluted Earnings (Loss) per Share
GAAP	$505.4	67.0%	$58.8	7.8%	$53.1	$51.1	$0.73
Voluntary MDCs(4)	(8.8)		(8.8)		(8.8)	(8.8)	$(0.12)
Non-GAAP	$496.6	65.8%	$50.0	6.6%	$44.3	$42.3	$0.60

(1) Represents non-operating loss resulting from the fair value adjustment of a strategic debt investment.
(2) Includes the tax benefit of $146.9 million and $153.5 million for the three and six months ended June 30, 2024, respectively, resulting from the release of the majority of the Company’s income tax valuation allowance. Both periods also include a $4.8 million tax benefit related to a research and development tax credit recovery project for tax years 2017 through 2021.

(3) The tax effect on non-GAAP adjustments is calculated based on the applicable local statutory tax rates, including the impact of any valuation allowance.
(4) Represents income resulting from an adjustment to estimated costs associated with the voluntary medical device correction (“MDC”) notices issued in the fourth quarter of 2022, which is included in cost of revenue.

INSULET CORPORATION
NON-GAAP RECONCILIATIONS (UNAUDITED) (CONTINUED)
ADJUSTED EBITDA

	Three Months Ended June 30,				Six Months Ended June 30,
(dollars in millions)	2024	Percent of Revenue	2023	Percent of Revenue	2024	Percent of Revenue	2023	Percent of Revenue
Net income	$188.6	38.6%	$27.3	6.9%	$240.1	25.8%	$51.1	6.8%
Interest expense, net	1.7		2.4		3.0		5.3
Income tax (benefit) expense	(137.5)		1.2		(134.1)		2.0
Depreciation and amortization	19.2		18.1		38.0		35.3
Stock-based compensation expense	17.0		13.1		31.2		25.2
Voluntary MDCs(1)	—		(0.8)		—		(8.8)
Unrealized loss on investments(2)	1.8		—		1.8		—
Adjusted EBITDA	$90.8	18.6%	$61.3	15.5%	$180.0	19.4%	$110.1	14.6%

(1) Represents income resulting from an adjustment to estimated costs associated with the voluntary MDC notices issued in the fourth quarter of 2022, which is included in cost of revenue.
(2) Represents non-operating loss resulting from the fair value adjustment a of strategic debt investment.

INSULET CORPORATION
NON-GAAP RECONCILIATIONS (UNAUDITED) CONTINUED
REVENUE GUIDANCE

Year Ending December 31, 2024
	Revenue Growth GAAP	Currency Impact	Constant Currency
U.S. Omnipod	18% - 21%	—%	18% - 21%
International Omnipod	18% - 21%	—%	18% - 21%
Total Omnipod	18% - 21%	—%	18% - 21%
Drug Delivery	(50)% - (40)%	—%	(50)% - (40)%
Total	16% - 19%	—%	16% - 19%

Three Months Ended September 30, 2024
	Revenue Growth GAAP	Currency Impact	Constant Currency
U.S. Omnipod	21% - 24%	—%	21% - 24%
International Omnipod	20% - 23%	(1)%	21% - 24%
Total Omnipod	21% - 24%	—%	21% - 24%
Drug Delivery	(70)% - (65)%	—%	(70)% - (65)%
Total	18% - 21%	—%	18% - 21%